EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-55526 of Comverse Technology, Inc. on Form S-3 of our report dated September 20, 2000, appearing in the Current Report on Form 8-K of Comverse Technology, Inc. dated September 28, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/S/ Deloitte & Touche LLP

New York, New York
April 24, 2001

















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